UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 11, 2023

US Foods Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37786	26-0347906
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9399 W. Higgins Road, Suite 100, Rosemont, IL 60018

(Address of principal executive offices) (Zip Code)

(847) 720-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	USFD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01.	Regulation FD Disclosure.

Pricing of Notes Offering

On September 11, 2023, US Foods Holding Corp. (“US Foods,” “we,” “our,” or “us”) issued a press release announcing the pricing of the previously announced private offering of $500 million aggregate principal amount of its 6.875% senior unsecured notes due 2028 (the “2028 Notes”) and $500 million aggregate principal amount of its 7.250% senior unsecured notes due 2032 (the “2032 Notes” and, together with the 2028 Notes, the “Notes”) by its direct, wholly-owned subsidiary, US Foods, Inc., in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), a copy of which is furnished as Exhibit 99.1 to this current report. The Offering is expected to close on September 25, 2023, subject to customary closing conditions.

The Notes and the related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This current report does not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

Statements in this current report which are not historical in nature are “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the offering and the intended use of the proceeds thereof. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “outlook,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecast,” “mission,” “strive,” “more,” “goal,” or similar expressions (although not all forward-looking statements may contain such words) and are based upon various assumptions and our experience in the industry, as well as historical trends, current conditions, and expected future developments. However, you should understand that these statements are not guarantees of performance or results, and there are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those expressed in the forward-looking statements, including, among others: economic factors affecting consumer confidence and discretionary spending and reducing the consumption of food prepared away from home; cost inflation/deflation, rising interest rates and volatile commodity costs; competition; reliance on third-party suppliers and interruption of product supply or increases in product costs; changes in our relationships with customers and group purchasing organizations; our ability to increase or maintain the highest margin portions of our business; achievement of expected benefits from cost savings initiatives; fluctuations in fuel costs; changes in consumer eating habits; cost and pricing structures; the impact of climate change or measures implemented to address climate change; impairment charges for goodwill, indefinite-lived intangible assets or other long-lived assets; changes to or failure to comply with applicable governmental regulations; product recalls and product liability claims; our reputation in the industry; labor relations and increased labor costs and continued access to qualified and diverse labor; our level of indebtedness and restrictions under agreements governing our indebtedness; interest rate increases; disruption of existing technologies and implementation of new technologies; cybersecurity incidents and other technology disruptions; risks associated with intellectual property, including potential infringement; effective integration of acquired businesses; the impact of activist shareholders; changes in tax laws and regulations and resolution of tax disputes; limitations related to our governing documents; risks to the health and safety of our associates and others; adverse judgments or settlements resulting from litigation; extreme weather conditions, natural disasters and other catastrophic events, including pandemics and the rapid spread of contagious illnesses; and management of retirement benefits and pension obligations. For a detailed discussion of these risks, uncertainties and other factors, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 16, 2023, our Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2023, which was filed with the SEC on May 11, 2023 and our Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2023, which was filed with the SEC on August 10, 2023. The forward-looking statements contained in this current report speak only as of the date of this current report. We undertake no obligation to update or revise any forward-looking statements, except as may be required by law. We may not consummate the offering and, if the offering is consummated, we cannot provide any assurances regarding the final terms thereof.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

Description

99.1	Press Release dated September 11, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US FOODS HOLDING CORP.

Date: September 11, 2023	By:	/s/ Dirk J. Locascio
Name: Dirk J. Locascio
Title: Chief Financial Officer